SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 13, 2015 (February 5, 2015)

NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-10822 (Commission File Number)	62-1470956 (IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01. Other Events.

On February 5, 2015, National Health Investors, Inc. issued a press release announcing its NHI-Bickford Senior Living joint venture will develop five senior housing communities in Illinois and Virginia. Construction is slated to start in early 2015 with openings planned for 2016. These five communities are part of the previously announced agreement between NHI and Bickford Senior Living to construct eight communities.

The press release is attached to this Current Report as Exhibit 99.1.

On February 10, 2015, National Health Investors issued a press release announcing it has finalized a previously disclosed agreement to lend up to $154.5 million to recapitalize and finance the expansion of Timber Ridge at Talus, an entrance-fee senior living community in Issaquah, Washington.

The press release is attached to this Current Report as Exhibit 99.2.

Item 9.01.   Financial Statements and Exhibits.

A list of exhibits filed herewith is contained on the Exhibit Index and is incorporated herein by reference.

Exhibit Index

Number	Exhibit
99.1	NHI- Bickford Senior Living JV Breaking Ground on Five New Senior Housing Communities
99.2	NHI Closes $154.5 Million Loan Commitment to Entrance-Fee Senior Housing Community

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.
	By:	/s/ Roger R. Hopkins
	Name:	Roger R. Hopkins
	Title:	Principal Financial Officer
Date: February 13, 2015